SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2009

ENVIRONMENTAL ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12914	43-1953030
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3350 Americana Terrace, Suite 200

Boise, Idaho 83706

(Address of principal executive offices) (Zip Code)

(208) 287-4471

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

Management Agreement between the Company and Blaze

Environmental Energy Services, Inc. (the “Company”) and Blaze Energy Corp. (“Blaze”) held board meetings on April 17, 2009 and April 22, 2009, respectively.  As a result of the board meetings, a Management Agreement between the Company and Blaze was terminated.   Under

the Management Agreement, Blaze agreed to pay the Company $90,000 per month for various overhead and management services.  The Management Agreement was terminated because Blaze is unable to pay for the services and because the Company has eliminated most of the costs which were being reimbursed by the Management Agreement.

Purchase of Blaze Shares – Exercise of Buyback Rights

Effective December 1, 2008, the Company entered into two agreements to acquire a total of 4,000,000 shares of common stock of Blaze for 10,000,000 shares of the Company’s common stock from two shareholders of Blaze.  Under both agreements, the sellers of the Blaze shares had the right to repurchase their Blaze shares by sending the Company a notice at least thirty days before June 1, 2009 exercising their right to buy back their Blaze shares.  In each case, the buyback consideration is the shares of Company common stock received under the agreement.  On April 13, 2009, both shareholders exercised their buyback rights.  The exercise of the buyback rights will result in the cancellation of 10,000,000 shares of the Company’s common stock, and the reduction of the Company’s ownership interest in Blaze by 4,000,000 shares.

Termination of Employment Agreements

Effective March 1, 2009, the Company reduced the amount which it was accruing under agreements with members of management to $6,000 per month for each member.  Effective April 20, 2009, the Company terminated all agreements with members of management, and is not currently accruing any compensation to members of management.  The Company elected to terminate the agreements because it was unable to pay the compensation required thereunder and because it had a greatly reduced need for the services of management.  The termination of the employment agreement of Greg Holsted may result in a severance claim greatly in excess of the amount of accrued wages to Mr. Holsted.  The failure to pay all members of management accrued wages promptly after their termination may provide such members with a claim for treble damages.  The Company is currently attempting to negotiate a resolution of these claims with present and former management, but there is no assurance that an agreement will be reach with all such persons.  The failure to reach an agreement with one or more former and present members of management could result in a substantial increase in current liabilities from what is currently carried on the Company’s financial statements, and legal action by such persons to collect amounts claimed by them could jeopardize the Company’s ability to continue in business.

Section 2 – Financial Information

Item 2.06 Material Impairments

Fayetteville Shale Field

Blaze owns a working interest in approximately 2,600 net acres in the Fayetteville Shale Field in Arkansas, and has participated in over 100 wells in the field.  Blaze is currently in arrears on invoices to the operator of the working interests for drilling expenses because Blaze has been unable to generate sufficient cash flow from existing wells to pay current drilling invoices or to raise capital to finance ongoing drilling expenses.  Blaze has been unable to raise capital primarily because of the material decline in the market price of natural gas.  A secondary reason has been pipeline constraints in the Fayetteville Shale Field, which have caused the operator of the working interests to sell natural gas produced from the field for materially less than the published market price for natural gas.  Finally, delays in obtaining proper assignments from the operator of the field impaired Blaze’s ability to obtain conventional secured loan financing because of an inability to grant a secured lender collateral in the form required by most secured lenders.

As a result of Blaze’s failure to pay drilling invoices, the operator has withheld Blaze’s revenue checks from wells which have been completed.  Blaze expects that it may have to begin opting out of future wells which are proposed in the field until it has the ability to pay the associated drilling expenses.  Under a participation agreement with the operator of the field, Blaze loses any right to participate in future wells in a section when it elects to opt out of a well in a section.  The result of opting out of future wells will be that Blaze will gradually forfeit its remaining interest in the field.  Blaze expects to report a material impairment of its interest in the Fayetteville Shale Field when it files its financial statements for the year ended December 31, 2008 with its Form 10-K for 2008.

Mirror Image Prospect

The Company owns about 2,026 net acres in South Lake Arthur Parish, Louisiana, known as the Mirror Image Prospect.  The Company was not able to raise financing to commence the first well in the prospect by March 31, 2009.  As a result, certain leases in prospect have terminated.  The remaining leases will terminate at various times through 2010.  The Company expects to report a material impairment of its interest in the Mirror Image Prospect when it files its financial statements for the year ended December 31, 2008 with its Form 10-K for 2008.

Other Prospects

The Company also owns 913.77 net acres in Morrilton, Arkansas, known as the Morrilton’s prospect, a 10% participation interest in 3,202 net acres in LaFlore, Oklahoma, known as the Independence Ridge prospect, and two townships in Alaska covering 11,435 net acres in the Cook Inlet, known as the Maverick/Aegis Prospect.  The Company is not actively exploiting any of these prospects because it does not have the resources.  The Company will likely report a material impairment of its interest in these prospects when it files its financial statements for the year ended December 31, 2008 with its Form 10-K for 2008.

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Company failed to file its Annual Report on Form 10-K for 2008 by the deadline for filing.  Effective April 20, 2009, the Company’s symbol changed to “EESVE.”  In the event the Company does not file its Form 10-K for 2008 by May 15, 2009, its common stock will be removed from the OTC Bulletin Board and will begin trading on the Pink Sheets.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 17, 2009, the Company’s board of directors terminated all officers, employees and management consultants because of an inability to compensate them properly and because of limited duties to be performed by the officers.  The only two remaining officers are A. Leon Blaser, chief executive officer, and Robert J. Mottern, chief financial officer.  Certain former officers and employees are being rehired as consultants on a project-by-project basis as funds are available to pay compensation.

Section 8 – Other Events

Item 8.01 Other Events

On October 10, 2008, Blaze borrowed $500,000 from R. Brooks Potter under a Term Loan and Security Agreement dated October 6, 2008.  Mr. Potter was an employee of the Company.  The loan is secured by a first mortgage lien on various producing gas wells in the Fayetteville Shale Field.  he loan provided that it mature on the six month anniversary of the date of the Loan Agreement.  However, Blaze had the option of extending the maturity date of the loan for an additional six months, unless it Blaze was then in default.  Blaze provided Mr. Potter with a notice extending the maturity date for six months.  However, Mr. Potter contends that Blaze was in default, and therefore did not have the right to extend the maturity date of the loan.  The Company and Blaze are working with Mr. Potter to develop a plan to restructure and/or refinance Blaze’s interest in the Fayetteville Shale Field, and hope to reach a mutually satisfactory resolution of the matter.

The Company currently lacks the resources to file its Form 10-K for 2008.  The Company does not expect to have the resources to file its Form 10-K for 2008 until it consummates a plan to restructure and/or refinance Blaze’s interest in the Fayetteville Shale Field.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENVIRONMENTAL ENERGY SERVICES, INC.
Date: April 27, 2009	/s/ Robert J. Mottern
By: Robert J. Mottern, Chief Financial Officer

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